Exhibit 5.1

January 16, 2002

Capital One Financial Corporation
2980 Fairview Park Drive
Falls Church, Virginia 22042-4525

Ladies and Gentlemen:

        This opinion is furnished in connection with the filing by Capital One Financial Corporation (the "Company") with the Securities and Exchange Commission of a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended. You have requested my opinion concerning the status under Delaware law of the 3,728,643 shares (the "Shares") of the Company's common stock, par value $.01 per share, and certain Preferred Stock Purchase Rights (the "Rights") which are being registered under the Registration Statement for resale by certain of the Company's stockholders. All Shares included in the Registration Statement have been issued and are outstanding.

        I am General Counsel to the Company and I or attorneys under my supervision have acted as counsel in connection with the Registration Statement. In that connection, I, or an attorney under my supervision upon whom I have relied, have examined and are familiar with originals or copies, certified or otherwise, identified to our satisfaction, of:

                (1) Amended Restated Certificate of Incorporation of the Company, as currently in effect;

                (2)     Restated By-Laws of the Company as currently in effect;

                (3) Certain resolutions adopted by the Company's Board of Directors;

                (4) Rights Agreement of the Company dated as of November 16, 1995, as amended; and

                (5)     the Registration Statement.

        In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

        Based upon and subject to the foregoing, I am of the opinion that the Shares and the related Rights are duly authorized, validly issued, fully-paid and non-assessable.

        I am not admitted to practice in the State of Delaware; however, I am generally familiar with the Delaware General Corporation Law as presently in effect and have made such inquiries as I considered necessary to render this opinion with respect to a Delaware corporation.

        The foregoing opinion is limited to matters involving the Federal laws of the United States, the Delaware General Corporation Law and the law of the Commonwealth of Virginia, and I do not express any opinion as to the law of any other jurisdiction.

        I hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and further consent to the use of my name wherever appearing in the Registration Statement and any amendment thereto.

                                      Very truly yours,

                                      /s/ John G. Finneran, Jr.
                                      ------------------------------------------
                                      John G. Finneran, Jr.
                                      Executive Vice President, General Counsel
                                      and Corporate Secretary

                                       2